Calculation of Filing Fee Tables
F-3
DIAGEO PLC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.125 Fixed Rate Notes due 2030	457(r)			$ 749,707,500.00	0.0001531	$ 114,780.22
Fees to be Paid	2	Debt	Guarantees of 5.125 Fixed Rate Notes due 2030	457(r)				0.0001531
Fees to be Paid	3	Debt	5.625 Fixed Rate Notes due 2035	457(r)			$ 745,755,000.00	0.0001531	$ 114,175.09
Fees to be Paid	4	Debt	Guarantees of 5.625 Fixed Rate Notes due 2035	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,495,462,500.00		$ 228,955.31
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 228,955.31
			Net Fee Due:						$ 0.00
Offering Note
[1]	Calculated in accordance with Rule 457(r) under the U.S. Securities Act of 1933, as amended. Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price. The prospectus supplement relates to total offering amount of $1,500,000,000.

[2]	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.

[3]	Calculated in accordance with Rule 457(r) under the U.S. Securities Act of 1933, as amended. Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price. The prospectus supplement relates to total offering amount of $1,500,000,000.

[4]	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Diageo plc	F-3	333-269929	02/23/2023		$ 228,955.31	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 13,000,000,000.00
Fee Offset Sources		Diageo plc	F-3	333-224340		08/07/2020						$ 228,955.31
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrants previously filed a registration statement on Form F-3 (File No. 333-224340) filed on April 19, 2018 and automatically declared effective, as amended by Post-Effective Amendment No. 1 filed on August 7, 2020 (the "2018 Registration Statement"), for which the Registrants paid an aggregate registration fee of $1,947,000 to register $15,000,000,000 maximum aggregate offering price of unallocated securities. Each Registrant subsequently filed a registration statement on Form F-3 (File No. 333-242234), initially filed on August 7, 2020, amended by Pre-Effective Amendment No. 1 filed on August 20, 2020 and declared effective on August 25, 2020 (the "2020 Registration Statement"), which included, pursuant to Rule 415(a)(6) under the Securities Act, $15,000,000,000 in maximum aggregate offering price of unsold securities that were previously registered on the 2018 Registration Statement. The 2020 Registration Statement was not fully used, resulting in an unsold aggregate offering amount of $13,000,000,000 of unallocated securities (the "Unsold Securities"). This unused amount resulted in an available fee offset of $1,687,400. The Registrant subsequently filed a registration statement on Form F-3 (File No. 333-269929), initially filed on February 23, 2023 and automatically declared effective (the "2023 Registration Statement"), which included, pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities that were previously registered on the 2020 Registration Statement. Each Registrant has either withdrawn each prior registration statement or has terminated or completed any offering that included the Unsold Securities. The Registrants previously completed an offering on October 5, 2023 (the "2023 Offering") under the 2023 Registration Statement in the aggregate amount of $1,700,000,000 resulting in a fee offset claim of $250,920. The 2023 Offering resulted in an available fee offset of $1,436,480 (the "Remaining Fee Offset"). Pursuant to Rule 457(p) under the Securities Act, the Remaining Fee Offset that has already been paid and remains unused is being applied to the filing fees payable in connection with this prospectus supplement.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,495,462,500.00. The prospectus is a final prospectus for the related offering.